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                   Exhibit 23.3 Consent of Stegman & Company


                               Stegman & Company


To:      Board of Directors of View Systems, Inc.

         We hereby consent to the inclusion in amended Form 10K-SB/A of our report dated May 31, 2000 related to the financial statements of Xyros Systems, Inc. for the years ended December 31, 1998 and 1997.


                                             /s/ Stegman & Company


Baltimore, Maryland
June 26, 2000